Exhibit (m)(3)

TCW ALTERNATIVE FUNDS

Share Marketing Plan

(Rule 12b-1 Plan)

Form of Exhibit A to Share Marketing Plan

Name of Fund	Share Class	Maximum Fee	Effective Date
TCW/Gargoyle Hedged Value Fund	I	None	April 10, 2015
	N	0.25%	April 10, 2015
TCW/Gargoyle Dynamic 500 Fund	I	None	November 27, 2015
	N	0.25%	November 27, 2015
TCW/Gargoyle Systemic Value Fund	I	None	November 27, 2015
	N	0.25%	November 27, 2015
TCW High Dividend Equities Long/Short Fund	I	None	November 27, 2015
	N	0.25%	November 27, 2015
TCW/Gargoyle Dynamic 500 Collar Fund	I	None	February , 2017
	N	0.25%	February , 2017
TCW/Gargoyle Dynamic 500 Market-Neutral Fund	I	None	February , 2017
	N	0.25%	February , 2017
TCW Long/Short Fundamental Value Fund	I	None	February , 2017
	N	0.25%	February , 2017

TCW ALTERNATIVE FUNDS, on behalf of each Fund

By:
Patrick W. Dennis
Title:	Vice President and Assistant Secretary
Date:	February , 2017

TCW FUNDS DISTRIBUTORS as Distribution Coordinator

By:
Joseph T. Magpayo
Title:	Managing Director
Date:	February , 2017